SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report                                                September 15, 2004
(Date of earliest event reported)                             September 15, 2004

                               QCR Holdings, Inc.
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

       0-22208                                          42-1397595
(Commission File Number)                 (I.R.S. Employer Identification Number)

3551 Seventh Street, Suite 204, Moline, Illinois                  61265
  (Address of principal executive offices)                      (Zip Code)

                                 (309) 736-3580
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01  Other Information

         As previously announced, QCR Holdings, Inc. (the "Company") intends to establish a new banking subsidiary, Rockford Bank and Trust Company, in Rockford, Illinois. In connection with the new bank, the Company is offering up to 260,000 shares of common stock to certain investors pursuant to a private placement. The stock is being offered at a price of $19.50 per share and will not be registered under the Securities Act of 1933 (the "Securities Act"). Net proceeds from the offering after payment of fees and expenses will be available for investment in the new bank. The Company expects the offering to close on or before November 19, 2004.

         The shares of common stock to be offered have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of any of the securities referred to herein in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any state.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     QCR HOLDINGS, INC.

Dated:  September 15, 2004                     By:/s/Todd A. Gipple
                                                     ---------------------------
                                                     Executive Vice President
                                                     and Chief Financial Officer